MEMORANDUM OF LE STUDIO CANAL+/
             CAROLCO SETTLEMENT AGREEMENT



This memorandum of agreement sets out the essential terms of the settlement of various claims and disputes between Carolco Pictures Inc. and its subsidiaries and affiliates ("Carolco" or "the Carolco Group"), and Le Studio Canal+ and its subsidiaries and affiliates ("LSC+" or "Le Studio Group").


PRELIMINARY STATEMENT

     A.   Members of the Le Studio Group and members of the Carolco
          Group have over a period of years entered into various contractual and other legal relationships with respect to the production, distribution and exploitation of motion pictures and other matters, and certain claims and disputes have arisen with respect thereto which the parties wish to resolve.

     B. The Carolco Group claims that amounts aggregating approximately USD 6,640,000 are owed as of the date hereof to members of the Carolco Group by members of the Le Studio
          Group arising out of such relationships, including: (i) license fees owed to Carolco/Le Studio Canal+ V.O.F. for distribution rights in French-speaking territories to the film "Chaplin"; (ii) license fees owed for distribution rights in French-speaking territories to the films "Career Opportunities", "Opportunity Knocks", "Dark
          Wind" and "Peltier"; (iii) license fees under Atalanta Film International B.V.'s Multiple Pictures Packages No. 2 and No. 3 with respect to certain disputed films thereunder; (iv) sales commissions due on the film "Stargate", (v) reimbursement of sales costs for the film "Murder in the First" and certain matters relating to the foregoing. In addition the Carolco Group estimates that it will be owed in the future further amounts in respect of sales commissions on "Stargate". The foregoing claims and estimated amounts are collectively referred to herein as the "Carolco Claims". Le Studio Group disputes some or all of the Carolco Claims.

     C. The Le Studio Group claims that amounts aggregating approximately USD
          12, 618,000 are owed as of the date hereof to members of the Le Studio Group by members of the Carolco Group arising out of such relationships, including (i) the Le Studio Group's share of revenues generated from participation interests in the films "Terminator 2", "Basic Instinct", "Chaplin" and "Dark Wind"; (ii) certain revenue and shortfall guarantees provided by members of the Carolco Group with respect to the films "Chaplin" and "Dark Wind"; (iii) the obligation to reimburse legal fees incurred in connection with the 1992 financial restructuring of Carolco Pictures Inc. ("CPI"), (iv) the participation of the Le Studio Group in respect of the film project "Spiderman, " and certain matters relating to the foregoing. In addition Le Studio Group estimates that it will be owed in the future further amounts in respect of participation interests in the films "Terminator 2", "Basic Instinct", "Chaplin" and "Dark Wind". The foregoing claims and estimated amounts are collectively referred to herein as the "Le Studio Claims". The Carolco Group disputes some or all of Le Studio Claims.

     D. In the interest of resolving amicably and without litigation the foregoing claims and disputes the parties wish to reach a settlement on the terms and conditions set forth below.


1.   Agreements by Carolco

     Subject to Sections 4 and 5 below, in consideration of the agreements by Le Studio Group set forth in this agreement, the Carolco Group agrees as follows:

     1.1  The Carolco Group approves the license by LSC+ of "Basic
          Instinct" to TF-1. LSC+ will be entitled to retain 100% of the first USD 700,000 otherwise payable to Carolco under the license agreement known as "Atalanta Multiple-Picture Package No. 3" in respect of any "Basic Instinct" revenues from any source. Without limiting the extent of Carolco's obligations to pay applicable residuals in respect of such film, Carolco confirms that it will pay applicable residuals relating to such USD 700,000.

     1.2 Carolco acknowledges that the agreements between Carolco and LSC+ regarding French TV distribution rights as to the films listed below are terminated and of no force and effect, and that neither party has any obligation or liability to the other of any kind thereunder, because the films were not released theatrically in France as required under the applicable agreements. Without limiting the generality of the foregoing, LSC+ has no obligation to pay any license fees as to these "cancelled films" under the applicable agreements. The films are:

          - Confidence
          - Long Walk Home
          - Queen's Logic
          - Rooftops
          - Defenseless
          - Collision Course
          - Blood Moon
          - Two Fisted Tales

     1.3 Carolco agrees that LSC+ will have no obligation to pay any minimum guarantees/advance rentals remaining unpaid pursuant to the relevant agreements on "Chaplin", "Dark Wind", "Opportunity Knocks", "Career Opportunities", and "Peltier", but all such minimum guarantees/advance rentals will be deemed to have been fully paid for purposes of recoupment by LSC+ under the relevant license agreements. Carolco releases LSC+ from all claims arising prior to the date hereof with respect to such films.

     1.4 Carolco releases LSC+ from all claims for sales commissions on "Stargate", whether arising before or after the date hereof in excess of USD 600,000, which amount shall be payable by LSC+ as provided in Section 5.

     1.5 Carolco releases any claim for any past or future commissions, for reimbursement of expenses or for any other matter relating to "Murder in the First".

     1.6 Carolco agrees that LSC+ shall have no further obligations with respect to the arrangements set forth in the TCI/Le Studio Canal+/Carolco Film Fund facility for films produced after "Cutthroat Island".


2.   Agreement by LSC+

     Subject to Sections 4 and 5 below in consideration of the agreements by Carolco set forth in this agreement LSC+ agrees as follows:

     2.1 Carolco will have no further obligations to LSC+ under any output/right of first refusal agreement or co-production agreement or otherwise with respect to any Carolco films produced after "Cutthroat Island". LSC+ reconfirms that it has agreed that "Showgirls" and "Lolita" were not subject to any such agreements.

     2.2 The Carolco Group will have no obligations under the revenue and shortfall guarantees which LSC+ claims were provided by members of the Carolco Group with respect to the films
          "Chaplin" and "Dark Wind" and which LSC+ claims are currently in effect.

     2.3 The Carolco Group has no obligation to reimburse LSC+ for legal fees incurred in connection with the various financial restructurings of Carolco.

     2.4 The Carolco Group has no obligations (including interest through May 28, 1995) in respect of LSC+ participation in "Spiderman". LSC+ hereby releases the security interest in "Spiderman" securing such participation and will transfer to Carolco on a quitclaim basis any and all right, title and interest LSC+ has or may have relating to "Spiderman".

     2.5 LSC+ releases Carolco from all obligations to pay to LSC+ its share of revenues generated from LSC+'s its participation interests in "Terminator 2," "Basic Instinct", "Chaplin" and "Dark Wind". LSC+ transfers to Carolco on a quitclaim basis all of LSC+'s right, title and interest in these films provided that LSC+ retains its rights in such films under the existing lease agreements in respect thereof. LSC+ will release all security interests relating to such pictures in the manner provided in Section 4.2.

     2.6 The Carolco Group has no obligation or liability to LSC+ of any kind under the agreements referred to in Section 1.2. or in respect of "Murder in the First".


3.   Existing Agreements

     Except as specifically provided for herein all agreements between Le
     Studio Group and the Carolco Group remain in full force and effect including but not limited to the agreements relating to "Cutthroat Island" and, subject to any other agreement of the parties. "Cliffhanger", and all of Carolco's and LSC+'s respective claims, rights interests and defences in respect thereof are preserved and reserved.


4.   Conditionality; Restoration of Rights

     4.1 It is of the essence of this settlement agreement that all of the agreements set forth in Sections 1 and 2 are conditional on none of such agreements being, or attempting to be, rescinded or terminated by the parties or by any custodian for Carolco or any member of the Carolco Group.

     4.2 Until the earlier of such time as (i) all of the agreements set forth above are specifically approved by a court of competent jurisdiction and such approval becomes final and not subject to appeal or (ii) the expiration of the longest applicable period during which any person or entity is permitted to bring an action
          (a "Challenge") to challenge, rescind, reject, annul or otherwise terminate this agreement or any of the provisions hereof, provided however no Challenge and no appeal of a court approval as set forth in the foregoing clause (i) is then pending, neither of the parties shall (A) take any action to enforce any rights or security interests the release of which by such party is contemplated hereby or (B) take any action which could adversely affect the validity, enforceability or priority of the rights and security interests of the other party, the release of which by such other party is contemplated hereby, including but not limited to transfer of rights or assets or the granting of security interests. Until the occurrence of the events described in either clause (i) or (ii) above (but in the case of clause (ii) subject to no Challenge and no appeal of a court approval being pending) all of LSC+ security interests relating to "Chaplin", "Basic Instinct" and "Dark Wind" (but not the LSC+ security interest relating to "Spiderman", as to which the irrevocable termination and release by LSC+ will be effective upon satisfaction or waiver of the conditions precedent under Section 5 hereof) will remain in full force and effect. Upon the occurrence of the earlier of such events (in the case of clause
          (ii) subject to no Challenge and no appeal of a court approval being pending LSC+ shall sign and deliver to Carolco UCC-2 Termination Statement and Release of Copyright Mortgages and assignments and such other document as may be necessary to effectuate the releases and transfers referred to in Section 2.5.

     4.3 In the event all or any portion of this agreement is rescinded, invalidated or set aside by a court of competent jurisdiction, including, without limitation, a bankruptcy court in the event any of the members of the Carolco Group is subject to the jurisdiction of such court, then the parties hereto shall each have the right to be fully restored to their legal position prior to execution of this agreement (except as to the LSC+ security interest relating to "Spiderman") and shall have the right to reserve and pursue all rights, remedies, defenses and interests available to them under contract, at law or in equity, as if this agreement had never existed (except as to the LSC+ security interest relating to "Spiderman").

5.   Conditions Precedent

     5.1 Carolco's agreements set forth in Section 1 shall become effective upon satisfaction of the following conditions precedent, all or any of which conditions may be waived by Carolco in its sole discretion:

          (i) delivery to Carolco of signed UCC-2 Termination Statements, a Quitclaim and Copyright Mortgage Release relating to the security interests of LSC+ in "Spiderman" and any instrument required under the laws of the British Virgin Islands to release the security interest of LSC+ in "Spiderman"; and

          (ii) payment of USD 600,000 by LSC+ in respect of commissions on "Stargate".

     5.2 LSC+'s agreements set forth in Section 2 shall become effective upon satisfaction of the following conditions precedent, all or any of which conditions may be waived by LSC+ in its sole discretion:

          (i)  delivery to LSC+ by Carolco of a version of the film
               "Basic Instinct" authorized by Paul Verhoeven (such authorization to be evidenced by an approval in reasonably satisfactory form) and which TF-1 accepts to broadcast in prime time together with the following film materials with respect to such version having a quality customarily required by TF1: Digital Video PALD1
               Master, the U.S. English language version of the fully-mixed magnetic stereo soundtrack, a separate music and effects magnetic track and a spotting list corresponding to the version delivered.

          (ii) signature by Carolco and Credit Lyonnais Bank
               Nederland of an Escrow Agreement and Instructions in the form attached as Exhibit 1; and

          (iii) the written confirmation of Atalanta Films International B.V. ("Atalanta") addressed to LSC+ that Atalanta agrees to be bound by the terms of this agreement which affect Atalanta's rights and/or obligations or reasonably satisfactory evidence that a member of the Carolco Group is the assignee or successor in interest to Atalanta under the license agreements referred to in Sections 1.1, 1.2 and 1.3.

6.   General

     6.1 Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of each party to this agreement, and to all employees, agents, servants, insurers, attorneys, predecessors, heirs, executors, administrators, successors, assigns, spouses, partners, parents, subsidiaries, affiliates, officers, directors, shareholders and joint venturers of each party to this agreement.

     6.2 Arbitration: Except for the right of either party to apply to a court of competent jurisdiction for a Temporary Restraining Order or injunctive relief to enforce the confidentiality provisions of this agreement, any dispute or controversy between the parties under this agreement involving its interpretation or the obligations of a party hereto, shall be determined by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, in the County of Los Angeles, State of California. The resulting arbitration award may be enforced, or injunctive relief may be sought, in any court of competent jurisdiction. Any action arising out of or relating to this Agreement may be filed only in the Superior Court of the County of Los Angeles, California or the United States District Court for the Central District of California.

     6.3 Binding Agreement; Further Documents: LSC+ and Carolco will promptly enter into one or more formal agreements to effectuate the intent of this agreement in accordance with its terms. Unless and until they do so, this agreement shall constitute a binding agreement between the parties.

     6.4  Attorney's Fees:  Should any action, suit or proceeding
          (including, but not limited to, arbitration pursuant to paragraph
          6.2 herein) be commenced by any party to this agreement to enforce any provision hereof, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees and costs and expenses incurred in said action, suit or proceeding.

     6.5 Integration Clause: Each party warrants that no promise, inducement, or agreement not expressed herein has been made to it in connection with this agreement and that this agreement constitutes the complete and exclusive statement of the entire agreement between the parties and supersedes all prior or contemporaneous written or oral communications, understandings and agreements with respect to the subject matter hereof. It is expressly understood and agreed that this agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a written agreement duly executed by authorized representatives of each of the parties. Each party hereby agrees that it will make no claim at any time or place that this agreement has been orally altered or modified or otherwise changed by oral communication of any kind or character.

     6.6 No Admission of Liability: Each party acknowledges that nothing in this agreement is intended to constitute an admission or concession of liability, and that the agreements set forth herein represent a compromise of asserted claims.

     6.7 Confidentiality: The parties agree that neither they nor their officers, directors, shareholders, partners, principals, agents, representatives, assignees, affiliates or attorneys will disclose the terms and conditions of this agreement, except (i) as required by law or governmental regulations; (ii) to accountants, attorneys and other professional advisers bound by obligations of professional secrecy or (iii) to financial advisers and other persons engaging in a review of the affairs of Carolco with Carolco's consent provided that such persons have signed a confidentiality agreements covering this agreement.

     6.8 Counsel: Each party warrants that it has been represented and advised by counsel or has had full opportunity to be represented and advised by counsel with respect to this Agreement and all matters covered by it.

     6.9 California Law: This Agreement shall take effect under, and be construed and enforced pursuant to, the laws of the State of California.

     6.10 Headings: The headings on this Agreement are for convenience only and do not modify or affect the paragraph to which they refer.

     6.11 Counterparts:  This Agreement may be executed in counterparts.













               IN WITNESS WHEREOF, the parties have executed this Agreement as of May 31, 1995.


                              LE STUDIO CANAL+ S.A.


                              By: /s/ Pierre Lescure
                              Its: Chief Executive Officer/director

                              LE STUDIO CANAL+ (U.S.)


                              By: /s/ Pierre Lescure
                              Its: Chairman/Chief Executive
Officer


                              CINEPOLE PRODUCTIONS B.V.


                              By: /s/ Dominique Jeunot

                              Its: Co-Managing Director



                              CAROLCO PICTURES INC.


                              By:  /s/ Lynwood Spinks

                              Its:  Executive Vice
President/President of Production

                              CAROLCO INTERNATIONAL
INC.


                              By:  /s/ Lynwood Spinks

                              Its:  Executive Vice
President/President of Production







                              CAROLCO SERVICE INC.


                              By:  /s/ Lynwood Spinks
                              Its:  Executive Vice President/
                                     Business and Production Affairs


                              CAROLCO / LE STUDIO
CANAL+ V.O.F.


                              By:  /s/ Lynwood Spinks

                              Its: Managing Director


                              By:  /s/ Dominique Jeunot

                              Its: Managing Director



                              SPIDERMAN PRODUCTIONS
LTD.


                              By: /s/ Lynwood Spinks

                              Its:  Managing Director